CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 26 to Registration Statement
No. 811-3703 of CBA Money Fund (the “Fund”) on Form N-1A of our report dated April 8, 2004, appearing in the February 29, 2004 Annual Report of the Fund, which is incorporated by reference in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey May 28, 2004